UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 8, 2009, the Compensation Committee and Board of Directors of United Community Financial Corp. approved the award of options to acquire UCFC shares to UCFC’s directors and certain employees under the UCFC 1999 Long-Term Incentive Plan. Each of the option awards vest in three equal installments on each of December 31, 2009, December 31, 2010 and December 31, 2011. Each option has an exercise price of $1.90 per share and is subject to the terms and conditions of the 1999 Plan. All options awarded to employees were incentive stock options, while the options awarded to directors were nonqualified stock options.
     Each of the directors received 4,000 options. Douglas M. McKay and Patrick W. Bevack each received 30,000 options, and James R. Reske received 20,000 options.
     A copy of the 1999 Plan is attached as Exhibit 10.8 to the Form 10-K for the year ended December 31, 2008, and a copy of the form of Award Agreement is attached as Exhibit 10.3 to the Form 10-Q for the quarter ended March 31, 2009; each of which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Jude J. Nohra
Jude J. Nohra, Secretary

Date: May 13, 2009

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